Exhibit 24

Quanex Building Products Corporation

Power of Attorney


The undersigned hereby constitutes and appoints Paul B. Cornett, Kevin
P. Delaney, Brent L., Korb, and Jairaj Chetnani his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities,to complete and sign all Form 3s, Form 4s and Form 5s relating to equity securities of Quanex Building Products Corporation and to file the same, with all exhibits thereto or documents in connection therewith, with the Securities and Exchange Commission, the New York Stock Exchange and Quanex Building Products Corporation,granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Executed this 30th day of October, 2009



/s/ David D. Petratis

David D. Petratis